EXHIBIT 99.1

FBR & Co. Reports Second Quarter 2015 Financial Results

Financial Highlights for the three months ended June 30, 2015:

  Net revenues of $44.3 million
  Net income of $2.9 million, or $0.32 per diluted share
  Repurchased 135 thousand shares at a total cost of $2.9 million
  Initiated cash dividend of $0.20 per share payable on August 28, 2015
  Tangible book value per share of $28.52, up from $28.33 on March 31, 2015

ARLINGTON, Va., July 15, 2015 (GLOBE NEWSWIRE) -- FBR & Co. (NASDAQ:FBRC) ("FBR" or the "Company"), a leading investment bank serving the middle market, today reported net income of $2.9 million, or $0.32 per diluted share, for the second quarter of 2015, compared to net income of $7.0 million, or $0.58 per diluted share, for the second quarter of 2014 and a net loss of $2.5 million, or $0.29 per share, for the first quarter of 2015. For the first half of 2015, FBR reported net income of $0.4 million, or $0.04 per diluted share, compared to net income of $12.6 million, or $1.04 per diluted share, for the first half of 2014.

"In spite of a continued sluggish new-issue market, especially in our key industry verticals, I'm pleased with the revenue improvement during the second quarter," said Richard J. Hendrix, chairman and chief executive officer. "Over the balance of the year our focus will continue to be on delivering exceptional execution for issuers and bringing to market ideas and investment opportunities that generate alpha for investors."

Pre-tax operating income for the second quarter of 2015 was $4.4 million, compared to operating income of $9.0 million for the second quarter of 2014 and an operating loss of $3.8 million for the first quarter of 2015. Second quarter 2015 revenues were $44.3 million, compared to $57.1 million for the second quarter of 2014 and $27.1 million for the first quarter of 2015. For the second quarter of 2015, the company's pre-tax operating margin of 10 percent was negatively impacted by heightened investment banking deal expenses.

Composition of Revenues

Investment Banking

Investment banking revenue was $29.7 million for the second quarter of 2015 compared to $35.8 million for the second quarter of 2014 and $12.7 million for the first quarter of 2015. Second quarter revenue was generated by 13 client engagements representing $3.8 billion in transaction value.  For the first half of 2015, investment banking revenue was $42.4 million compared to $72.4 million for the first half of 2014. The decline in first half 2015 revenue versus the prior year primarily reflects the completion of fewer sole-managed private transactions.

Institutional Brokerage

Net revenue generated in institutional brokerage was $14.3 million for the second quarter of 2015, compared to $14.6 million for the second quarter of 2014 and $13.7 million for the first quarter of 2015. For the first half of 2015, institutional brokerage revenue, inclusive of securities lending, was $28.0 million, compared to $29.7 million for the first half of 2014.  Securities lending activity was initiated during the third quarter of 2014 and therefore related revenues are not reflected in first half 2014 results.

Investment Income, Net Interest Income and Dividends

The Company recognized investment income, including interest and dividends, of $0.3 million for the second quarter of 2015, compared to $6.7 million for the second quarter of 2014 and $0.6 million for the first quarter of 2015. For the first half of 2015, investment income, including interest and dividends, was $0.9 million, compared to $9.3 million for the first half of 2014.

Expenses

Non-compensation fixed expenses for the second quarter 2015 totaled $9.6 million, compared to $10.9 million for the second quarter of 2014 and $10.1 million for the first quarter of 2015.

Compensation and benefits expense for the second quarter 2015 was $24.3 million, compared to $32.1 million for the second quarter of 2014 and $18.0 million for the first quarter of 2015. The compensation-to-net revenue ratio was 55 percent in the second quarter and 59 percent for the first half of 2015. This compared to 56 percent and 57 percent in comparable periods of 2014.

Employees

At June 30, 2015, the Company had 293 full-time employees, compared to 290 at March 31, 2015 and 300 at December 31, 2014.

Share Repurchase Activity

During the second quarter, the Company repurchased 135 thousand shares of its common stock at an average price of $21.40 per share. For the first half of 2015, FBR repurchased 1.1 million shares at an average price per share of $24.42 for a total of $26.6 million. As of June 30, 2015, the Company had 615 thousand shares remaining under its repurchase authorization.

Since 2010, FBR has repurchased 10.6 million shares returning capital of over $206 million to shareholders.

Quarterly Dividend

On June 16, 2015, the Board of Directors approved the declaration of the Company's first cash dividend. At that time, the Board declared an initial quarterly dividend of $0.20 per common share payable on August 28, 2015 to shareholders of record on July 31, 2015. It is the Company's expectation that it will maintain a program of paying dividends on a quarterly basis, subject to Board approval.

Balance Sheet

As of June 30, 2015, FBR continues to maintain an unlevered and transparent balance sheet, with no debt, and cash and cash equivalents of $71.2 million.

Shareholders' equity as of June 30, 2015 was $235 million, and tangible book value per share was $28.52 based on 8.070 million shares outstanding, compared to shareholders' equity of $235 million, and tangible book value per share of $28.33 as of March 31, 2015.

Conference Call

Investors wishing to listen to the earnings call at 9:00 A.M. U.S. EDT, Thursday, July 16, 2015, may do so via the Web or conference call at:

Webcast link: http://edge.media-server.com/m/p/xsahm5z4

Conference call dial-in number (domestic, toll-free):  855.425.4204

Conference call dial-in number (international):  484.756.4245

Access code:  73461463

About FBR

FBR & Co. provides investment banking, merger and acquisition advisory, institutional brokerage, and research services through its subsidiary FBR Capital Markets & Co. FBR focuses capital and financial expertise on the following industry sectors: consumer; diversified industrials; energy & natural resources; financial institutions; healthcare; insurance; real estate; and technology, media & telecom. FBR is headquartered in the Washington, D.C. metropolitan area with offices throughout the United States. For more information, please visit www.fbr.com.

Statements in this release concerning future performance, developments, events, market forecasts, revenues, expenses, earnings, run rates and any other guidance on present or future periods constitute forward-looking statements. These forward-looking statements are subject to a number of factors, risks and uncertainties that might cause actual results to differ materially from stated expectations or current circumstances. These factors include, but are not limited to, the effect of demand for public and private securities offerings, activity in the secondary securities markets, interest rates, the risks associated with merchant banking investments, the realization of gains and losses on principal investments, available technologies, competition for business and personnel, and general economic, political and market conditions. Financial results may fluctuate substantially from quarter-to-quarter depending on the number, size and timing of completed transactions. We have experienced, and expect to experience in the future, significant variations in our revenues and results of operations and, as a result, are unlikely to achieve steady and predictable earnings on a quarterly basis. For a discussion of these and other risks and important factors that could affect FBR's future results and financial condition, see "Risk Factors" in Part I, Item 1A and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Part II, Item 7 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014; and other items throughout the Company's Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Financial data follows.

FBR & CO.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,

	2015	2014	2015	2014
REVENUES:
Investment banking:
Capital raising	$ 27,827	$ 35,312	$ 37,111	$ 68,628
Advisory	1,901	472	5,292	3,795
Institutional brokerage	12,441	14,643	24,684	29,734
Net investment income	3,679	9,091	7,029	12,925
Interest	8,008	270	14,993	554
Dividends & other	192	393	463	580
Total revenues	54,048	60,181	89,572	116,216
Interest expense	9,792	3,083	18,221	4,760
Revenues, net of interest expense	44,256	57,098	71,351	111,456

NON-INTEREST EXPENSES:
Compensation and benefits	24,275	32,070	42,230	63,370
Professional services	4,439	4,424	6,812	7,362
Business development	2,642	3,057	4,530	5,425
Clearing and brokerage fees	1,336	1,137	2,559	2,361
Occupancy and equipment	3,103	3,003	6,161	6,155
Communications	2,576	2,856	5,587	5,748
Other operating expenses	1,487	1,576	2,917	3,045
Total non-interest expenses	39,858	48,123	70,796	93,466

Income before income taxes	4,398	8,975	555	17,990

Income tax provision	1,499	1,999	178	5,404

Net income	$ 2,899	$ 6,976	$ 377	$ 12,586

Basic earnings per share	$ 0.36	$ 0.65	$ 0.04	$ 1.15
Diluted earnings per share	$ 0.32	$ 0.58	$ 0.04	$ 1.04

Weighted average shares - basic	8,084	10,795	8,453	10,927
Weighted average shares - diluted	9,159	11,965	9,634	12,050
Cash dividends declared per common share	$ 0.20	$ --	$ 0.20	$ --

FBR & CO.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)
(Unaudited)

	June 30,	December 31,
ASSETS	2015	2014

Cash and cash equivalents	$ 71,170	$ 108,962
Receivables:
Securities borrowed	683,269	594,674
Due from brokers, dealers and clearing organizations	323,949	94,489
Customers	2,897	3,349
Other	5,945	5,227
Financial instruments owned, at fair value	120,949	166,047
Other investments, at cost	7,000	7,000
Goodwill and intangibles	4,742	4,921
Furniture, equipment and leasehold improvements, net	15,161	15,388
Deferred tax assets, net of valuation allowance	28,497	28,648
Prepaid expenses and other assets	5,390	6,392
Total assets	$ 1,268,969	$ 1,035,097

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
Securities loaned	$ 685,266	$ 595,717
Securities sold but not yet purchased, at fair value	300,571	121,310
Accrued compensation and benefits	20,668	34,571
Accounts payable, accrued expenses and other liabilities	27,599	23,093
Total liabilities	1,034,104	774,691

Shareholders' equity:
Common stock	8	8
Additional paid-in capital	277,465	302,720
Restricted stock units	33,734	34,353
Accumulated other comprehensive income	--	44
Accumulated deficit	(76,342)	(76,719)
Total shareholders' equity	234,865	260,406

Total liabilities and shareholders' equity	$ 1,268,969	$ 1,035,097

Book Value per Share	$29.10	$29.18

Tangible Book Value per Share	$28.52	$28.63

Shares Outstanding (in thousands)	8,070	8,923

FBR & CO.
Financial & Statistical Supplement - Operating Results
(Dollars in thousands)
(Unaudited)

	Q-2 15	Q-1 15	Q-4 14	Q-3 14	Q-2 14
Revenues, net of interest expense	$ 44,256	$ 27,095	$ 28,572	$ 42,097	$ 57,098

Expenses:
Variable	17,094	5,414	4,560	13,214	22,279
Fixed	22,764	25,524	27,950	25,575	25,844

Income (loss) before income taxes	4,398	(3,843)	(3,938)	3,308	8,975
Income tax provision (benefit)	1,499	(1,321)	(4,870)	(193)	1,999

Net income (loss)	$ 2,899	$ (2,522)	$ 932	$ 3,501	$ 6,976

Return on equity (trailing twelve months)	1.8%	3.3%	6.2%	8.6%	9.0%

Fixed expenses	$ 22,764	$ 25,524	$ 27,950	$ 25,575	$ 25,844
Less: Non-cash expenses[1]	1,134	2,398	2,593	2,406	2,374
Corporate transaction costs[2]	--	--	1,132	--	--
Core fixed costs[3]	$ 21,630	$ 23,126	$ 24,225	$ 23,169	$ 23,470

Statistical Data
Revenues per employee (annualized)	$ 604	$ 374	$ 381	$ 548	$ 766

Employee count	293	290	300	307	298

[1] Non-cash expenses include compensation costs associated with stock-based awards and amortization of intangibles.

[2] Corporate transaction costs include non-recurring costs related to moving into new office space.

[3] Core fixed costs is a non-GAAP measurement used by management to analyze and assess the Company's fixed operating costs. Management believes that this non-GAAP measurement assists investors in understanding the impact of the items noted in footnotes 1 and 2 on the performance of the Company.

A limitation of utilizing this non-GAAP measure is that the GAAP accounting effects of these items do in fact reflect the underlying financial results of the Company and these effects should not be ignored in evaluating and analyzing the Company's financial results. Therefore, management believes fixed expenses on a GAAP basis and core fixed costs on a non-GAAP basis should be considered together.
CONTACT: Media:
         Shannon Hawkins at 703.469.1190
         or shawkins@fbr.com
         Investors: Linda E. Eddy at 703.312.9715
         or leddy@fbr.com